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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------

The following corporations are direct or indirect wholly-owned subsidiaries of Brunswick Corporation:

                                                     Place of
Subsidiary                                           Incorporation
----------                                           -------------

Appletree Ltd.                                       Bermuda
Baja Marine Corporation                              Delaware
Bayliner Marine Corporation                          Delaware
Boston Whaler, Inc.                                  Delaware
Brunswick AG                                         Switzerland
Brunswick Bowling & Billiards Corporation            Delaware
Brunswick Bowling & Billiards (U.K.) Limited         England
Brunswick Bowling e Billiards Ltda.                  Brazil
Brunswick Bowling Pin Corporation                    Delaware
Brunswick Centres, Inc.                              Ontario
Brunswick GmbH                                       West Germany
Brunswick International (Canada) Limited             Ontario
Brunswick International GmbH                         West Germany
Brunswick International Holdings, Inc.               Delaware
Brunswick International Limited                      Delaware
Brunswick International Sales Corporation            U.S. Virgin Islands
Centennial Assurance Company, Ltd.                   Bermuda
Escort Trailer Corporation                           Washington
Igloo Holdings, Inc.                                 Delaware
Igloo Products Corp.                                 Delaware
Leiserv, Inc.                                        Delaware
Life Fitness International Sales, Inc.               Delaware
Life Fitness (U.K.) Limited                          United Kingdom
Marine Power Australia Pty. Limited                  Australia
Marine Power Europe, Inc.                            Delaware
Marine Power International Limited                   Delaware
Marine Power International Pty. Limited              Delaware
Marine Power Italia S.p.A.                           Italy
Marine Power New Zealand Limited                     Delaware
Marine Xpress Corporation                            Delaware
Mercury Marine Limited                               Ontario
Mercury Marine Sdn Bhd                               Malaysia
Normalduns B.V.                                      Netherlands
Productos Marine de Mexico, S.A. de C.V.             Mexico
Ray Industries, Inc.                                 Arizona
Sea Ray Boats, Inc.                                  Arizona
Sea Ray Boats, Inc.                                  Florida
Sea Ray International - Europe B.V.                  Netherlands
Skokie Investment Corporation                        Delaware
Wintergreen Finance, Inc.                            Delaware